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                                                                    EXHIBIT 99.2

                             JERRY W. JOHNSON, Ph.D
                             Professor of Marketing
                           Hankamer School of Business
                                Baylor University
                                  P.O Box 98007
                                Waco, Texas 76798

January 9, 2002

Mr. Jakes Jordaan
Chairman of the Board
The UniMark Group, Inc.
124 McMakin Road
Bartonville, Texas 76226

Dear Jakes:

Due to my busy academic schedule and other personal commitments, I believe it is in the best interests of the shareholders to tender my resignation to the Board of Directors effective January 9, 2002.

My participation on the UniMark board with you and other members has been enjoyable and fulfilling. I want to wish the very best to you and the other board members and employees of company. If there are any matters in the future where you feel my consultation would be beneficial, please let me know.

Sincerely,

/s/  Jerry W. Johnson, Ph.D


Jerry W. Johnson, Ph.D